UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 29, 2017

AMERICAN OIL & GAS INC.
(Exact Name of Registrant as Specified in Its Charter)

NEVADA
(State or Other Jurisdiction of Incorporation)

333-180164	99-0372611
(Commission File Number)	(IRS Employer Identification No.)

2100 West Loop South, Suite 700 Houston, TX	77027
(Address of Principal Executive Offices)	(Zip Code)

Phone: (832) 510-8950
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant's Certifying Accountant

On September 29, 2017, the Board of Directors of the registrant engaged Haynie & Company, PC of Littleton, Colorado as its independent accountant. During the most recent fiscal year (since inception) and the interim periods preceding the engagement, the registrant has not consulted Haynie & Company, PC regarding any of the matters set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.  The engagement of Haynie & Company was pursuant to the registrant being informed the previous auditor had retired.

The registrant has provided Haynie & Company, PC with all of the financial information required to bring the registrant current in its required filings with the Securities and Exchange Commission and will file the required reports as soon as the auditor has completed their work.

Item 5.01 Changes in Control of Registrant

On June 4, 2015, On June 13, 2017, Ronald Pantin Carvallo was appointed CEO and a director.  Shane Reeves resigned as CEO, but remained as CFO and President.

Ronald Pantin Carvallo was the co-founder, Chief Executive Officer and Executive Director of Pacific Exploration & Production until the end of November 2016.  Mr. Pantin worked in the Venezuelan oil industry for twenty-three years prior to his appointment as CEO of Pacific Rubiales in 2007.  He held numerous positions at Petróleos de Venezuela (PDVSA), including Vice Chairman of Corpoven, Vice President of PDVSA E&P, President of CVP, President of PDVSA Exploration, President of PDVSA Servicios, and Executive Vice President of PDVSA Oil & Gas. Immediately after PDVSA, Mr. Pantin joined Enron Venezuela as its President. Mr. Pantin holds two bachelor degrees in Petroleum Engineering and Management Science from Mississippi State University with the highest distinction in 1975, and two M.Sc. In Petroleum Engineering and Industrial Engineering from Stanford University in 1977.  He is a member of the Board of Directors of several international companies in the energy and mining sector.  Mr. Pantin has been awarded several internationals awards: “Latin Trade, Pioneering CEO of the year 2010”, "SPE Leadership, growth and performance Colombia SPE 2010”, "SPE Young Professional Colombia 2009".

The Company has entered into a Letter of Intent with PentaNova Energy Corp. to Farm-in on PentaNova´s interest held in the Sinu-9 block (313,639 gross acres), located in the Cordoba Province in the Lower Magdalena Valley Basin of Colombia. To complete the agreement, the Company will Farm-in for 50% of the PentaNova´s 80% beneficial working interest, by way of replacing the guarantee required by the ANH license, as well as funding 100% of the Phase I minimum exploration work program under the ANH contract, over the next 3 years. PentaNova shall reimburse 50% of the funds invested by AOG in the Phase I activities from 70% of PentaNova´s net production. Further capital commitments will be assumed proportionally by the partners. The remaining working interest on the block is held 15% by Desarrolladora Oleum and 5% by Clean Energy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 12, 2017

By: /s/ Shane Reeves
Name: Shane Reeves
Title: President

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